EXHIBIT 99.1


                                Rogelio G. Castro
                           Certified Public Accountant
            ========================================================
463 West Fifth Street                                  Telephone: (805) 486-5630
Oxnard, California                                           Fax: (805) 487-7433




                          INDEPENDENT AUDITORS CONSENT





November 14, 2001



KIK TECHNOLOGY INTERNATIONAL, INC.
590 Airport Road
Oceanside, CA    92054




Gentlemen,

     We are unable to complete the financial statements of Kik Technology International, Inc., as of September 30, 2000 and for the quarter then ended in time for the Company's Form 10-QSB to be filed timely, as we just received the information to allow us to complete our part. Thank you.

Very Truly Yours


/s/ Rogelio G. Castro
-----------------------------
Rogelio G. Castro
Certified Public Accountant
Oxnard, California